UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2024

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	LEG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

Termination of Aircraft Time Sharing Agreement

On May 20, 2024, the Company and J. Mitchell Dolloff, in conjunction with Mr. Dolloff’s resignation as the Company’s President and Chief Executive Officer, agreed to terminate the Aircraft Time Sharing Agreement previously entered into between the parties. The Aircraft Time Sharing Agreement was dated April 6, 2022, and was filed April 8, 2022 as Exhibit 10.1 to the Company’s Form 8-K. The Time Sharing Agreement provided that Mr. Dolloff could lease certain Company aircraft with flight crew on a non-exclusive basis for personal travel for him and his guests subject to (a) the aircraft not being scheduled for business purposes and (b) Mr. Dolloff reimbursing the Company for the aggregate incremental cost of such flights, including the costs of any “deadhead” flights necessitated by such personal use.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Executive Officer

On May 20, 2024, the Company’s Board of Directors appointed Karl G. Glassman, age 65, as President and Chief Executive Officer, effective immediately, to fill the position created by the resignation of J. Mitchell Dolloff from such position, as disclosed below. Mr. Glassman will serve at the pleasure of the Board. He will continue to serve as Board Chairman, a position he has held since 2020. Mr. Glassman will also serve as segment manager in Specialized Products on a temporary basis until a permanent replacement is named.

Mr. Glassman previously served as the Company’s Executive Chairman of the Board from 2022 until his retirement in May 2023. He also served as the Company’s Chief Executive Officer from 2016 to 2021, as President from 2013 to 2019, Chief Operating Officer from 2006 to 2015, Executive Vice President from 2002 to 2013, President of the former Residential Furnishings Segment from 1999 to 2006, Senior Vice President from 1999 to 2002, and in various capacities since 1982. Mr. Glassman holds a degree in business management and finance from California State University-Long Beach. As the Company’s former CEO with decades of experience in Leggett’s senior management team, Mr. Glassman offers exceptional knowledge of the Company’s operations, strategy and governance, as well as customers and end markets. Mr. Glassman also served on the Board of Directors of the National Association of Manufacturers through the end of 2022. He has been a director of the Company since 2002.

Compensation of New Chief Executive Officer

On May 20, 2024, the Human Resources and Compensation Committee of the Board and the independent directors of the Board approved the compensation to be awarded to Mr. Glassman as President and CEO as follows:

(i) Mr. Glassman’s annual base salary will be $1,275,000.

(ii) Mr. Glassman will participate in the Company’s Key Officers Incentive Plan (the “KOIP”). His annual incentive target in the Plan, as a percentage of his base salary (“Target Percentage”), will be 135%. Mr. Glassman will participate as a corporate participant under the 2024 Award Formula under the Plan, and his payout will be based on the Company’s achievement of earnings before interest, taxes, depreciation, and amortization (“EBITDA”) (65% relative weight) and Cash Flow (35% relative weight). Mr. Glassman’s award will be prorated for the number of days remaining in the 2024 calendar year performance period following the effective date of his appointment. Reference is made to the 2024 Key Officer Incentive Plan Award Formula, which is attached as Exhibit 10.3 to the Company’s Form 8-K filed February 28, 2024.

(iii) Mr. Glassman’s long-term incentive (“LTI”) award multiple for 2024 will be 570%. The executive’s base salary is multiplied by the LTI award multiple to calculate a target monetary value of annual equity grants which are comprised of sixty percent (60%) performance stock units (“PSUs”) and forty percent (40%) restricted stock units (“RSUs”). The aggregate number of RSUs and PSUs to be granted is determined by multiplying his annual base salary by the LTI award multiple, and then dividing by $13.117, which is the average closing share price of the Company’s stock for the 10 trading days following the 2024 first quarter earnings release.

Regarding PSUs, the base payout percentage will be determined by the level of achievement of Company EBITDA (50% relative weight) and ROIC (50% relative weight), as adjusted by applying a multiplier based on Relative TSR. Mr. Glassman was granted an award of PSUs pursuant to the 2024 Interim Performance Stock Unit Award Agreement (“Interim Award Agreement”) for the three-year Performance Period ending December 31, 2026, with a grant date target value of $4,360,500. The Interim Award Agreement is substantially identical to the Company’s 2024 Form of Performance Stock Unit Award Agreement, filed February 28, 2024 as Exhibit 10.6 to the Company’s Form 8-K, except that vesting of the award, in the event of retirement prior to the end of the performance period, was modified to clarify that Mr. Glassman, because he is retirement eligible, will receive a prorated award based on the number of days in the performance period beginning on January 1, 2024 and ending on his retirement date. The 2024 Interim PSU Award Agreement is attached as Exhibit 10.1 and incorporated herein by reference.

The RSUs have a grant date target value of $2,907,000 and are time-based and generally vest, provided that Mr. Glassman remains employed with the Company, in one-third (1/3) increments on the first, second, and third anniversaries of the grant date. Upon vesting, each RSU is converted into one share of Company common stock and distributed, subject to required tax withholding. Because Mr. Glassman is “retirement” eligible, if he retires from the Company during the performance period, he will nevertheless receive the RSUs on each vesting date.

Mr. Glassman is also eligible to participate in the Company’s 2005 Executive Stock Unit Program, filed November 21, 2022 as Exhibit 10.1 to the Company’s Form 8-K, and the Company’s Deferred Compensation Program, filed November 9, 2017 as Exhibit 10.6 to the Company’s Form 8-K. Mr. Glassman will also receive the other standard benefits available to all other salaried employees.

There are no related person transactions between Mr. Glassman and the Company. There are no family relationships between Mr. Glassman and any director or executive officer of the Company. There is no arrangement or understanding between Mr. Glassman and any other person pursuant to which Mr. Glassman was appointed as President and Chief Executive Officer of the Company.

Severance Benefit Agreement with New Chief Executive Officer

Mr. Glassman entered into a Severance Benefit Agreement dated May 20, 2024 (“Severance Benefit Agreement”) with the Company. Upon a Change in Control of the Company, the Severance Benefit Agreement provides for severance payments and benefits during a “Protected Period” following the Change in Control. The Protected Period is 24 months. Change in Control is defined in the Severance Benefit Agreement.

The payments and benefits under the Severance Benefit Agreement are subject to a “double trigger;” that is, they become due only after both (i) a Change in Control of the Company and (ii) Mr. Glassman’s employment is terminated by the Company (except for “cause” or upon total disability or death) or Mr. Glassman terminates his employment for “good reason.” In general, Mr. Glassman would have “good reason” to terminate his employment if he were required to relocate or experienced a reduction in job responsibilities, title, compensation or benefits, or if any successor company did not assume the obligations of the Severance Benefit Agreement. The Company may cure the “good reason” for termination within 30 days of receiving notice from Mr. Glassman. Termination for “cause” and for “good reason” are defined in the Severance Benefit Agreement.

The Severance Benefit Agreement has no fixed termination date but continues as long as Mr. Glassman is employed by the Company or any successor. However, the Company or Mr. Glassman has the right to unilaterally terminate the Severance Benefit Agreement upon one-year written notice to the other party, so long as the Protected Period is not in effect. Upon termination of employment by the Company (except for “cause” or upon total disability or death) or by Mr. Glassman for “good reason” during the Protected Period, the Company will provide the following payments and benefits:

Severance Benefit	Timing and/or Amount of Payment
Base Salary	Through the date of termination

Cash Bonus under KOIP	Pro-rata incentive award for the year of termination based upon the results achieved under the KOIP for the year

Severance Payments	200% of base salary plus 200% of target bonus amount (currently 135% of base salary under the KOIP), paid in bi-weekly installments over 24 months

Continued Benefits	Continued health insurance and fringe benefits for 24 months, as permitted by the Internal Revenue Code, or bi-weekly payments in an equivalent amount

Additional Retirement Benefits	Lump sum additional retirement benefit based on the actuarial equivalent of an additional 24 months of continuous service

All amounts received by Mr. Glassman as health insurance or fringe benefits from a new full-time job will reduce the benefits under the Severance Benefit Agreement. However, Mr. Glassman is not required to mitigate the amount of any severance payment or benefit provided under the Severance Benefit Agreement. The Severance Benefit Agreement contains a non-competition covenant for two years after the termination date. If violated, the Company’s sole remedy is to cease payment of any further benefits. The disclosure above is only a brief description of the Severance Benefit Agreement and is qualified in its entirety by such agreement with Mr. Glassman, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Time Sharing Agreement with New Chief Executive Officer

On May 20, 2024, Leggett & Platt, Incorporated, through its wholly-owned subsidiary, L&P Transportation LLC and Mr. Glassman entered into an aircraft time sharing agreement pursuant to which Mr. Glassman may lease certain Company aircraft with flight crew on a non-exclusive basis for personal travel for him and his guests subject to him reimbursing the Company for the aggregate incremental cost of such flights, including the costs of any “deadhead” flights necessitated by such personal use. The Time Sharing Agreement may be terminated by either party by giving the other party 10 days prior written notice. The Company will not provide tax reimbursements to Mr. Glassman for any taxes arising from imputed income relating to his use of the Company aircraft for personal travel by him or his guests, or for any Federal transportation excise tax due under the Time Sharing Agreement. The Time Sharing Agreement attached hereto as Exhibit 10.3 and is incorporated by reference.

Indemnification Agreement with New Chief Executive Officer

On May 20, 2024, Mr. Glassman also entered into the Company’s standard form of indemnification agreement, which was filed as Exhibit 10.11 to the Company’s Form 10-K on March 28, 2002.

Transition and Consulting Agreement with Former Chief Executive Officer

On May 20, 2024, J. Mitchell Dolloff resigned as the Company’s President and Chief Executive Officer, effective immediately. Mr. Dolloff served as Chief Executive Officer since his appointment in 2022, and as President since his appointment in 2020. Mr. Dolloff’s resignation was not as a result of any disagreement with the Company, its management, the Board, or any committees thereof on any matter related to the Company’s operations, policies, internal controls, or financial practices, or reporting.

In connection with Mr. Dolloff’s resignation, the Company and Mr. Dolloff entered into a Transition and Consulting Agreement, dated May 20, 2024 (the “Consulting Agreement”). Under the terms of the Consulting Agreement, Mr. Dolloff will serve as a senior advisor to the Chief Executive Officer for a 12 month period. Below is a general summary of benefits to be provided to Mr. Dolloff in exchange for his consulting services, or otherwise provided pursuant to his retirement benefits:

(i)	consulting fees of $1,120,000 paid in bi-weekly installments during the term of the Consulting Agreement;

(ii)

eligibility to receive the bonus Mr. Dolloff otherwise would have received under the Company’s KOIP, had he remained employed through December 31, 2024, which depends on the final 2024 KOIP performance results, and which will be pro-rated to reflect his partial year of employment with Company during 2024, and is subject to the terms and conditions of the KOIP;

(iii)

all outstanding restricted stock unit awards will continue to vest as if Mr. Dolloff had remained employed by Company on the vesting dates, as set forth in and subject to the terms of the applicable award agreements;

(iv)

all outstanding performance stock unit awards will remain outstanding and be eligible to vest at the end of the respective performance period based on the achievement of applicable performance goals, but will be prorated to reflect the number of days Mr. Dolloff was employed during the applicable performance period through his resignation date, as set forth in and subject to the terms of the applicable performance stock unit award agreements;

(v)	if COBRA continuation benefits are elected by Mr. Dolloff, a lump sum payment equal to the value of such benefit coverage for a 12 month period;

(vi)	a cash payment equal to 4 weeks of accrued, but unused, vacation time; and

(vii)	the reimbursement of reasonable expenses.

In consideration of these payments, Mr. Dolloff provided the Company with a complete release of claims, and an agreement to comply with the certain non-competition, non-solicitation, non-disparagement and confidentiality covenants. The Company agreed that its executive officers will not disparage Mr. Dolloff regarding his tenure at the company. Mr. Dolloff can revoke the Agreement within seven days of his execution; if he timely revokes, then the Agreement will be null and void. If this were to occur, the Company will update this disclosure. The foregoing is only a summary of certain terms of the Consulting Agreement and is qualified in its entirety by reference to the Consulting Agreement, which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Resignation of Former Chief Executive Officer from the Board

On May 20, 2024, Mr. Dolloff resigned from the Board of Directors. Pursuant to Section 2.1 of the Company’s Bylaws, the Board of Directors reduced the number of directors from eleven to ten.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release, dated May 21, 2024, regarding the appointment of Karl G. Glassman and departure of J. Mitchell Dolloff as President and Chief Executive Officer, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

10.1*	2024 Interim Performance Stock Unit Award Agreement between the Company and Karl G. Glassman

10.2*	Severance Benefit Agreement between Company and Karl G. Glassman, dated May 20, 2024

10.3*	Time Sharing Agreement between the Company and Karl G. Glassman, dated May 20, 2024

10.4*	Transition and Consulting Agreement between the Company and J. Mitchell Dolloff, dated May 20, 2024

99.1**	Press Release dated May 21, 2024

104	Cover Page Interactive Data File (embedded within the inline XBRL document contained in Exhibit 101)

*	Denotes filed herewith.
**	Denotes furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: May 21, 2024	By:	/s/ JENNIFER J. DAVIS
Jennifer J. Davis Executive Vice President & General Counsel